CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-217301 and 333- 268047 on Form S-8 of our reports dated February 20, 2026, relating to the financial statements of Schneider National, Inc. and the effectiveness of Schneider National, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025. /s/ Deloitte & Touche LLP Milwaukee, Wisconsin February 20, 2026